SUB-ITEM 77Q3

AIM LARGE CAP GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-1424
SERIES NO.: 12

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                            77,444
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                            30,885
       Class C                                                            13,459
       Class R                                                               890
       Investor Class                                                     25,051
       Institutional Class                                                18,611

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                           $ 12.15
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                           $ 11.41
       Class C                                                           $ 11.41
       Class R                                                           $ 12.01
       Investor Class                                                    $ 12.23
       Institutional Class                                               $ 12.43